UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2010

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-163069	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 2.01. Completion of Acquisition or Disposition of Assets

We previously filed a Current Report on Form 8-K on December 7, 2010 (the “Form 8-K”) reporting our acquisition of a portfolio of five retail condominiums located on Bleecker Street in Manhattan, New York (the “Bleecker Street Portfolio”).  We hereby amend the Form 8-K to provide the financial information related to our acquisitions required by Item 9.01.

In evaluating the Bleecker Street Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid for the Bleecker Street Portfolio, we have considered a variety of factors, including the location of the Bleecker Street Portfolio, demographics, quality of tenants, duration of in-place leases, strong occupancy and the fact that the overall rental rates are comparable to market rates.

We believe that the Bleecker Street Portfolio is well located, has acceptable roadway access and is well maintained. The Bleecker Street Portfolio is subject to competition from similar properties within their respective market areas, and the economic performance of one or more of the condominiums that comprises the Bleecker Street Portfolio could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Bleecker Street Portfolio.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Bleecker Street Portfolio Historical Summary:	Page
Report of Independent Registered Public Accounting Firm	1
Statements of Revenues and Certain Expenses for the year ended December 31, 2009 and for the Nine months ended September 30, 2010	2
Notes to Statement of Revenues and Certain Expenses	3

(b)           Pro forma financial information.

American Realty Capital New York Recovery REIT, Inc.

Unaudited Pro Forma Information:
Pro Forma Consolidated Balance Sheet as of September 30, 2010 (unaudited)	4
Notes to Unaudited Pro Forma Balance Sheet	5
Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2009 (unaudited) and for the Nine Months Ended September 30, 2010 (unaudited)	6

Notes to Unaudited Consolidated Statements of Operations	8

(d)           Exhibits

Exhibit No.	Description
23.1	Consent of Grant Thornton LLP

Report of Independent Registered Public Accounting Firm

Shareholders’ American Realty Capital New York Recovery REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of the Bleecker Street condominium properties (the “Properties”) for the year ended December 31, 2009. This Historical Summary is the responsibility of American Realty Capital New York Recovery REIT’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K, of American Realty Capital New York Recovery REIT, Inc., as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1, to the Historical Summary of the Properties for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

Philadelphia, Pennsylvania

February 9, 2011

Bleecker Street Condominium Properties

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	For the Nine Months Ended September 30, 2010	For the Year Ended December 31, 2009
	(Unaudited)
Revenues:
Property rental	$837,869	$926,717
Tax reimbursement	33,068	44,791
Total revenues	870,937	971,508
Certain expenses:
Real estate taxes	47,847	54,995
Common area maintenance	22,989	26,417
Total expenses	70,836	81,412
Revenue in excess of certain expenses	$800,101	$890,096

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

Bleecker Street Condominium Properties

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2010 ar unaudited)

1.	Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations of five retail condominiums located on Bleecker Street, New York, NY (the “Properties”) for the year ended December 31, 2009 and the nine months ended September 31, 2010 (unaudited). The Properties were acquired by American Realty Capital New York Recovery REIT, Inc. (the “Company”) from an unaffiliated third party on December 1, 2010, for approximately $34.0 million. The Properties contains 5,103 ground level square feet and 9,724 total square feet (including basement and courtyard space) and are leased to one of the following five high-end fashion tenants: Marc Jacobs; Michael Kors; Burberry; Mulberry; and A.P.C.  For the year ended December 31, 2009, one of the units was not leased. As of September 30, 2010 all of the units are 100% leased.

In accordance with the terms of the leases, the tenant is required to pay for maintenance, repairs, utilities and insurance and for their leased space. In addition the leases require that the tenants pay a share of the real estate taxes on the properties.  The Company pays common area maintenance fees as well as real estate taxes.

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors:  (a) the Properties were acquired from an unaffiliated party and (b) based on due diligence of the Properties by the Company, management is not aware of any material factors relating to the Properties that would cause this financial information not to be indicative of future operating results.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the leases, the tenants pay monthly rent and certain leases provide for reimbursement to the Property's owner for certain expenses. Reimbursements from the tenant are recognized as revenue in the period the applicable expenses are incurred. Rental revenues include the effect of amortizing the aggregate minimum lease payments over the term of the lease, which amounted to an increase to rental income of approximately $46,000 over the rent payments received in cash for the year ended December 31, 2009 and approximately $176,000 over the rent payments received in cash for the nine months ended September 30, 2010.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

3.	Future Minimum Lease Payments

At September 30, 2010, the property was 100% leased to tenants under non-cancelable operating leases with remaining lease terms of 6 to 10 years. Future minimum lease payments are as follows:

October 1, 2010 to December 31, 2010	$333,744
2011	2,259,852
2012	2,327,648
2013	2,397,478
2014	2,466,943
2015 and thereafter	14,181,284
Total	$23,966,949

4.	Subsequent Events

The Company has evaluated subsequent events through February 9, 2011, the date which these financial statements have been issued and have determined that there have not been any events that have occurred that would require adjustments to our disclosures in the audited financial statements.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2010

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital New York Recovery REIT, Inc. (“the Company”) had acquired 306 East 61st Street, New York, NY and the Bleecker Street Condominium Properties as of September 30, 2010. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company’s historical financial statements and notes thereto in the Company’s September 30, 2010 Form 10-Q. The pro forma Consolidated Balance Sheets are unaudited and are not necessarily indicative of what the actual financial position would have been had the Company acquired the properties as of September 30, 2010, nor does it purport to present the future financial position of the Company.

	American Realty Capital New York Recovery REIT, Inc. (1)	Bleecker Street Condominium Properties (2)(3)	Pro Forma American Realty Capital New York Recovery REIT, Inc.

Assets
Real estate investments, at cost:
Land	$11,243,000	$-	$11,243,000
Buildings, fixtures and improvements	20,674,829	31,166,739	51,841,568
Acquired intangible lease assets	1,426,310	3,610,286	5,036,596

Total real estate investments, at cost	33,344,139	34,777,025	68,121,164
Less: accumulated depreciation and amortization	(284,187)	-	(284,187)

Total real estate investments, net	33,059,952	34,777,025	67,836,977

Cash and cash equivalents	531,027	-	531,027
Restricted cash	907,976	12,770	920,746
Prepaid expenses and other assets	376,149	-	376,149
Deferred financing costs, net	-	1,048,557	1,048,557

Total assets	$34,875,104	$35,838,351	$70,713,455

Liabilities and Equity

Short-term bridge funds	$5,933,333	$-	$5,933,333
Mortgage notes payable	14,154,796	21,300,000	35,454,796
Below market lease liability	554,366	777,025	1,331,391
Due to affiliates	141,001	621,204	762,205
Accounts payable and accrued expenses	3,031,199	-	3,031,199
Deferred rent and other liabilities	154,024	300,122	454,146
Distributions payable	112,437	-	112,437

Total liabilities	24,081,156	22,998,351	47,079,507

Preferred stock	-	-	-
Convertible preferred stock	19,664	-	19,664
Common stock	290	-	290
Additional paid in capital	11,376,895	-	11,376,895
Accumulated deficit	(602,901)	-	(602,901)

Total American Realty Capital New York Recovery REIT, Inc. equity	10,793,948	-	10,793,948

Noncontrolling interests	-	12,840,000	12,840,000

Total equity	10,793,948	12,840,000	23,633,948

Total liabilities and equity	$34,875,104	$35,838,351	$70,713,455

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS

Pro Forma Consolidated Balance Sheets as of September 30, 2010:

(1)	Reflects the Company’s historical Balance Sheet as of September 30, 2010 as previously filed.

(2)
Reflects the acquisition of The Bleecker Street Condominium Properties, New York, NY. The consideration was $34,000,000, which was funded through a combination of funds raised through the Common stock, a first mortgage note and proceeds from a joint venture arrangement.

(3)
Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values. The Company utilizes independent appraisals and information management obtained on each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, as applicable, to determine the fair values of the tangible assets of an acquired property (which includes land and building), amongst other market data.

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods in the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease.  The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles are included in intangible lease assets in the balance sheet and amortized to depreciation and amortization, a component of operating expense, over the remaining term of the lease.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income. Initial purchase price allocations are subject to change until all information is finalized, which is generally within one year of the acquisition date.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2009 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2010

The following unaudited pro forma Consolidated Statements of Operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 are presented as if American Realty Capital New York Recovery REIT, Inc. (“the Company”) had acquired 306 East 61st Street, New York, NY and the Bleecker Street Condominium Properties as of the beginning of each period presented. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Balance Sheet and the Company’s historical financial statements and notes thereto included in the Company’s September 30, 2010 Form 10-Q. The pro forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the property at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.

Pro forma Consolidated Statements of Operations for the year ended December 31, 2009:
	American Realty Capital New York Recovery REIT, Inc. (1)	306 E. 61st Street (2)	Pro forma Adjustments 306 E. 61st Street		Bleecker Street Condominium Properties (8)	Pro Forma Adjustments Bleecker Street Condominium Properties		Pro Forma American Realty Capital New York Recovery REIT, Inc.

Total revenues	$-	$3,672,282	$135,084	(3)	$971,508	$1,696,568	(9)	$6,475,442

Operating expenses:
Property management fee	-	35,000	38,596	(4)	-	-		73,596
Acquisition and transaction related	-	-			-	-		-
General and administrative	499	875,843	182,704	(5)	81,412	-		1,140,458
Depreciation and amortization	-	-	1,146,346	(6)	-	1,742,664	(6)	2,889,010

Total operating expenses	499	910,843	1,367,646		81,412	1,742,664		4,103,064

Operating income	(499)	2,761,439	(1,232,562)		890,096	(46,096)		2,372,378

Other income (expense)
Interest expense	-	-	1,870,595	)(7)	-	(1,122,301	)(10)	(2,992,896)
Interest income	-	-	-		-	-		-

Total other income (expense)	-	-	(1,870,595)		-	(1,122,301)		(2,992,896)

Net loss	(499)	2,761,439	(3,103,157)		890,096	(1,168,397)		(620,518)

Net (income) loss attributable to noncontrolling interest holders	-	-	-		-	(202,082	)(11)	(202,082)

Net loss attributable to American Realty Capital Properties, Inc.	$(499)	$761,439	$(3,103,157)		$890,096	$(1,370,479)		$(822,600)

Pro forma Consolidated Statements of Operations for the nine months ended September 30, 2010:
	American Realty Capital New York Recovery REIT, Inc. (1)	306 E. 61st Street (2)	Pro forma Adjustments 306 E. 61st Street		Bleecker Street Condominium Properties (8)	Pro Forma Adjustments Bleecker Street Condominium Properties		Pro Forma American Realty Capital New York Recovery REIT, Inc.

Total revenues	$1,126,909	$3,672,282	$135,084	(3)	$870,937	$1,130,120	(9)	$6,935,332

Operating expenses:
Property management fee	19,472	36,800	(1,075	)(4)	-	-		55,197
Acquisition and transaction related	107,844	-	-		-	-		107,844
General and administrative	407,519	874,043	222,375	(5)	70,836	-		1,574,773
Depreciation and amortization	284,187	-	1,146,346	(6)	-	1,306,998	(6)	2,737,531

Total operating expenses	819,022	910,843	1,367,646		70,836	1,306,998		4,475,345

Operating income	307,887	2,761,439	(1,232,562)		800,101	(176,878)		2,459,987

Other income (expense)
Interest expense	(463,872)	-	(1,870,595	)(7)	-	(841,726	)(10)	(3,176,193)
Interest income	490	-	-		-	-		490

Total other income (expense)	(463,382)	-	(1,870,595)		-	(841,726)		(3,175,703)

Net loss	(155,495)	2,761,439	(3,103,157)		800,101	(1,018,604)		(715,716)

Net (income) loss attributable to noncontrolling interest holders	-	-	-		-	(150,212	)(11)	(150,212)

Net loss attributable to American Realty Capital Properties, Inc.	$(155,495)	$2,761,439	$(3,103,157)		$800,101	$(1,168,816)		$(865,928)

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009 and the Nine Months Ended September 30, 2010.

(1)	Reflects the Company’s historical operations for the period indicated as previously filed.

(2)	Reflects the operations 306 East 61st Street, New York, NY for the period indicated.

(3)	Represents the amortization of below market lease liabilities which is recorded as accretion to rental income.

(4)	Represents incremental cost of management contract had the building been acquired at the beginning of the period

(5)	Represents cost of building maintenance contract.

(6)	Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired at the beginning of the period.

(7)
Represents interest expense that would have been recorded on debt incurred in connection with the acquisition had the property been acquired at the beginning of the period. The Company assumed a first mortgage loan in the amount of $14,221,066 at an annual interest rate of 6.20% and entered into a short-term note agreement with a third party in the amount of $8,900,000 at an annual interest rate of 9.00%

(8)	Reflects the operations the Bleecker Street Condominium Properties, New York, NY for the period indicated.

(9)	Represents adjustment to straight-line rent for lease terms as of the acquisition date as well as amortization of above and below market lease liabilities which are an adjustment to rental income.

(10)
Represents interest expense that would have been recorded on debt incurred in connection with the acquisition had the property been acquired at the beginning of the period. The Company assumed a first mortgage loan in the amount of $21,300000 at an annual interest rate of 4.285%

(11)	Represents interest of the joint venture investors of a total of 13.8% of the net income of the property excluding depreciation and amortization.

Note: Pro forma adjustments exclude one-time acquisition costs of $907,260 representing mainly acquisition fees to the advisor, legal fees and deed transfer fees for the acquisition of the Bleecker Street Condominium Properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: February 11, 2011	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors